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                                                                  Exhibit 10.1.5

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                   SECOND TIER RECEIVABLES PURCHASE AGREEMENT


                                    between

                     COMPASS AUTO RECEIVABLES CORPORATION,

                      ASSET BACKED SECURITIES CORPORATION,

                                 COMPASS BANK,
                      an Alabama state banking corporation

                                      and

                                 COMPASS BANK,
                               a Texas state bank


                           Dated as of June 24, 1998



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                   SECOND TIER RECEIVABLES PURCHASE AGREEMENT


          This SECOND TIER RECEIVABLES PURCHASE AGREEMENT, dated as of June 24, 1998 (this "Agreement"), between COMPASS AUTO RECEIVABLES CORPORATION, a Delaware corporation ("Compass Auto"), ASSET BACKED SECURITIES CORPORATION, a Delaware corporation (the "Company"), and, solely for purposes of Sections 4.2 and 4.3, COMPASS BANK, an Alabama state banking corporation ("Compass Bank"), and COMPASS BANK, a Texas state bank ("Compass Bank - Texas" and, together with Compass Bank, the "Sellers").

          WHEREAS, Company desires to purchase from Compass Auto a portfolio of receivables in connection with Motor Vehicle Contracts purchased by Compass Auto; and

          WHEREAS, Compass Auto is willing to sell such portfolio to Company.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement, dated as of June 30, 1998, between Compass Auto Receivables Trust 1998-A, as Issuer, Company, as Depositor, Compass Bank, as Servicer and The Chase Manhattan Bank, as Indenture Trustee.

          SECTION 1.2. Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph,
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     subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

          SECTION 2.1.  Purchase and Sale of Receivables.

          Subject to the conditions precedent set forth in Section 2.4, effective as of the Closing Date and immediately prior to the transactions pursuant to the Sale and Servicing Agreement and the Indenture, Compass Auto does hereby sell, transfer, assign, set over and otherwise convey to Company, without recourse (subject to the obligations herein) (collectively, the "Compass Auto Assets"), all of Compass Auto's right, title and interest in and to:

               (a) the Receivables and (i) all monies received thereon and allocable to principal on and after the Cutoff Date and (ii) all monies received thereon and allocable to interest on and after July 1, 1998;

               (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto;

               (c) any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors;

               (d) any recourse against Dealers with respect to the Receivables under Dealer Agreements;

               (e) the First Tier Receivables Purchase Agreement, including the right of Compass Auto to cause a Seller to repurchase Receivables thereunder; and

               (f) any and all proceeds of the foregoing.

                                       2
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          The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Company of any obligation of Sellers to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

          SECTION 2.2. Closing. The closing for the purchase and sale of the Compass Auto Assets shall take place at the offices of Mayer, Brown & Platt, Chicago, Illinois, at 10:00 a.m., Chicago time, on June 30, 1998 or such other place and time as the parties shall agree (the "Closing Date").

          SECTION 2.3. Purchase Price. In consideration for the Compass Auto Assets, Company shall, on the Closing Date, (a) pay to or upon the order of Compass Auto, in immediately available funds, an amount (the "Purchase Price") equal to $377,837,916.25, and (b) cause Issuer to issue $22,080,879 aggregate Certificate Balance of Certificates to Compass Auto.

          SECTION 2.4. Conditions of Company's Obligations. The obligations of Company to purchase the Compass Auto Assets will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Compass Auto Assets, such conditions shall be deemed satisfied or waived.

               (a) Each of the obligations of Compass Auto and Sellers required to be performed by them on or prior to the Closing Date pursuant to the terms of this Agreement and the First Tier Receivables Purchase Agreement shall have been duly performed and complied with, and all of the representation and warranties of Compass Auto and Sellers under this Agreement and the First Tier Receivables Purchase Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the First Tier Receivables Purchase Agreement, and Company shall have received certificates to the effect of the foregoing signed by an authorized officer of each of Compass Auto and Sellers.

               (b) Company shall have received letters in form and substance reasonably acceptable to Company and its counsel, prepared by KPMG Peat Marwick LLP, independent certified public accountants, dated as of the date of the Prospectus Supplement and as of the Closing Date
          (i) regarding the numerical information contained in the Prospectus Supplement and (ii) relating to certain agreed upon procedures as specified by Company.

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               (c) Company shall have received duly executed and delivered copies of the following additional closing documents, in form and substance reasonably satisfactory to Company and its counsel:

                    (i)   the Schedule of Receivables;

                    (ii) the Basic Documents and the Underwriting Agreement, dated as of June 24, 1998, between Company and CSFB, and all documents required thereunder, in each case duly executed and delivered by each of the parties thereto other than Company;

                    (iii) an officer's certificate of an officer of each of
               Compass Auto and Sellers, dated as of the Closing Date, as to the incumbency of officers and the due authorization of the transactions contemplated by the Basic Documents, with resolutions of their boards of directors and a copy of their charter and by-laws attached thereto;

                    (iv) opinions of counsel for Sellers and Compass Auto as to the matters, and in form and substance, reasonably acceptable to Company (it being agreed that such opinions shall expressly provide that Owner Trustee, Indenture Trustee, the Underwriters and the Rating Agencies shall be entitled to rely on such opinions), including as to such matters as shall be required for the assignment of a rating to the Class A-1 Notes of "A-1+" by Standard & Poor's and "P-1" by Moody's, and the Class A-2 Notes and the Class A-3 Notes of "AAA" by Standard & Poor's and "Aaa" by Moody's;

                    (v) a letter from each of Moody's and Standard & Poor's that it has assigned a rating of "P-1" and "A-1+," respectively, to the Class A-1 Notes and ratings of "Aaa" and "AAA," respectively, to the Class A-2 Notes and the Class A-3 Notes;

                    (vi) opinions of counsel for Owner Trustee and Indenture Trustee, in form and substance reasonably acceptable to Company (it being agreed that such opinions shall expressly provide that Compass Auto, Sellers, the Underwriters and the Rating Agencies shall be entitled to rely on such opinions); and

                    (vii) opinions of counsel for Issuer, in form and in
               substance reasonably acceptable to Company (it being agreed that such opinions shall expressly provide that Owner Trustee, Indenture

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               Trustee, the Underwriters and the Rating Agencies shall be entitled to rely on such opinions).

               (d) No Termination Event shall have occurred.

               (e) All proceedings in connection with the transactions contemplated by this Agreement and the other Basic Documents and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to Company and its counsel.

               (f) Compass Auto and Sellers shall have furnished Company with such other certificates of its officers or others and such other documents or opinions as Company or its counsel may reasonably request.

               (g) All other terms and conditions of this Agreement shall have been complied with in all material respects.

          SECTION 2.5. True Sales. (a) Each of Compass Auto and Company intend the transfer of the Compass Auto Assets to constitute a true sale by Compass Auto to Company providing Company with the full benefits of ownership thereof, and neither party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from Company to Compass Auto.

          (b) If (but only to the extent) that the transfer of the Compass Auto Assets hereunder is characterized by a court or other Governmental Authority as a loan rather than a sale, Compass Auto shall be deemed hereunder to have granted to Company a security interest in all of Compass Auto's right, title and interest in and to the Compass Auto Assets. Such security interest shall secure all of Compass Auto's obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. Company shall have, with respect to the property described in this Section 2.5, and in addition to all the other rights and remedies available to Company under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

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                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.  Representations and Warranties of Compass Auto.

          Compass Auto hereby makes the following representations and warranties upon which Company may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Company.

               (a) Organization and Good Standing. Compass Auto has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Compass Auto Assets pursuant to Article II.

               (b) Power and Authority. Compass Auto has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Compass Auto Assets; and the execution, delivery and performance of this Agreement has been duly authorized by Seller by all necessary corporate action.

               (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than the filing of UCC financing statements.

               (d) Valid Sale; Binding Obligation. Compass Auto intends this Agreement to effect a valid sale, transfer and assignment of the Receivables and the other properties and rights included in the Compass Auto Assets conveyed by Compass Auto to Company hereunder, enforceable against creditors of and purchasers from Compass Auto; and this Agreement constitutes a legal, valid and binding obligation of Compass Auto, enforceable against Compass Auto in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

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               (e) No Violation.  The execution, delivery and performance by
          Compass Auto of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the certificate of incorporation or bylaws of Compass Auto, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Compass Auto is a party or by which Compass Auto is bound, or (iii) any law, order, rule or regulation applicable to Compass Auto of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Compass Auto.

               (f) No Proceedings. There are no proceedings or investigations pending or, to Compass Auto's knowledge threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Compass Auto or its properties: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that might materially and adversely affect the performance by Compass Auto of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein.

               (g) Chief Executive Office. The chief executive office of Compass Auto is located at the address set forth in Section 5.7.

               (h) No Untrue Statement. None of the statements of Compass Auto in the Prospectus Supplement (excluding any reference to or information contained in the Prospectus or any information deemed incorporated by reference in the Prospectus Supplement from the Prospectus or the Registration Statement) contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.2.  Representations and Warranties as to Each Receivable.

          Compass Auto hereby makes the following representations and warranties as to each Receivable conveyed by it to Company hereunder on which Company is relying in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to Company hereunder and from

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     Company to Issuer under the Sale and Servicing Agreement, and the pledge thereof to Indenture Trustee pursuant to the Indenture.

               (a) Lien in Force. Compass Auto has not taken any action that would have the effect of releasing the related Financed Vehicle from the Lien granted pursuant to the Motor Vehicle Contracts in whole or in part.

               (b) No Liens. Compass Auto has not received notice of any Liens or claims, or of any liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

               (c) Good Title. No Receivable has been sold, transferred, assigned, or pledged by Compass Auto to any Person other than Company. Immediately prior to the transfer and assignment herein contemplated, Compass Auto had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Company and immediately upon the transfer and assignment of the Receivable to Company, Company shall have good and marketable title to the Receivable, free and clear of any Lien.

               (d) No Assignment. As of the Closing Date, Compass Auto shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Receivable, that is senior to, or equal with that of Company.

          SECTION 3.3. Repurchase upon Breach. Compass Auto, Company or any assignee, transferee or designee of Company, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by Compass Auto in Section 3.2; provided that the failure to give such notice shall not affect any obligation of Compass Auto. If the breach or failure shall not have been cured by the last day of the Collection Period in which the 60th day (or if Compass Auto elects, the 30th day) occurs after the date on which Compass Auto becomes aware of, or receives written notice from Company of, such breach or failure, and such breach or failure materially and adversely affects the interests of Issuer and the Noteholders, Compass Auto shall repurchase each such Receivable from Company as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period. In consideration of the purchase of a Receivable hereunder, Compass Auto shall (unless otherwise directed by Company in writing) deposit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, into the Collection Account. The sole remedy of Company with respect to a breach or failure to be true

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     of the warranties made by Compass Auto pursuant to Section 3.2 shall be to require Compass Auto to repurchase Receivables pursuant to this Section.

          SECTION 3.4. Representation and Warranty of Company. Company hereby represents and warrants to Compass Auto and the Underwriters that Company has filed or shall timely file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act.


                                  ARTICLE IV

                           COVENANTS OF COMPASS AUTO

          Compass Auto covenants and agrees with Company as follows:

          SECTION 4.1.  Protection of Title to Compass Auto Assets.  (a)
     Compass Auto shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Company, Owner Trustee and Indenture Trustee in the Receivables and the proceeds thereof. Compass Auto shall deliver (or cause to be delivered) to Company file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Compass Auto shall not change its name, identity or corporate structure in any manner that could make any financing statement or continuation statement filed in accordance with Section 4.1 seriously misleading within the meaning of (S) 9-402(7) of the UCC, unless it shall have given Company, Owner Trustee and Indenture Trustee written notice thereof within 30 days after any such change and filed appropriate amendments to all previously filed financing statements or continuation statements within 60 days after any such change.

          (c) Compass Auto shall give Company, Owner Trustee and Indenture Trustee written notice of any relocation of its principal executive office within 30 days after any such relocation if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement within 60 days after any such relocation.

          (d) Promptly after taking the actions described in Section 4.1(b), (c) or Section 4.5, Compass Auto shall deliver to Indenture Trustee and Owner Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all

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     financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the interest of Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
     (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          SECTION 4.2. Costs. In connection with the transactions contemplated under this Agreement and the other Basic Documents, Compass Auto shall, or shall cause Sellers to, promptly pay (or shall reimburse Company or any other Person to the extent that Company or such other Person shall pay): (a) the cost of the qualification of the Notes for offer and sale under the securities or Blue Sky laws (including the reasonable fees and expenses of counsel for the Underwriters relating to the preparation, reproduction and delivery of any Blue Sky Memorandum prepared in connection with such qualification); (b) the fees of the Rating Agencies; (c) any of the initial fees of Owner Trustee and Indenture Trustee and the reasonable fees and disbursements of their counsel (which, in the case of Indenture Trustee, are set forth a fee letter dated as of June 25, 1998); (d) expenses incurred in connection with printing (or otherwise reproducing) and delivering this Agreement, the other Basic Documents, the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and prospectus supplement, the Notes and the Certificates; (e) fees and expenses relating to the filing of documents with the Commission (including all related filings under Rule 424(b) of the Securities Act, all related filings on Form 8-K and periodic reports under the Exchange Act) in connection with the transactions contemplated hereby;
     (f) the shelf registration amortization fee (which fee shall equal 1/33rd of 1% times the aggregate principal amount of the offered Notes) paid in connection with the issuance of offered Notes; and (g) all accountant's fees incurred in connection with the accountant's review of the Prospectus Supplement and delivery of the letters described in Section 2.4.

          SECTION 4.3. Indemnification. (a)(i) Compass Auto and Sellers agree, jointly and severally, to indemnify and hold harmless Company, each of its directors, each of its officers who have signed the Registration Statement, each Person who controls Company within the meaning of Section 15 of the Securities Act, each Underwriter and each Underwriter's respective officers and directors and each Person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act (each, an "Company Indemnified Party"), against any and all losses, claims, damages or liabilities to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, and shall reimburse such Company Indemnified Party for any legal or other expenses incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or

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     liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the preliminary prospectus supplement (except as subsequently updated in the Prospectus Supplement), the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by Sellers, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the preliminary prospectus supplement (except as subsequently updated in the Prospectus Supplement), Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by Sellers, in light of the circumstances under which they were made, not misleading, other than any untrue statement or alleged untrue statement or omission or alleged omission based on any information (A) in the last paragraph of the first page of the Prospectus Supplement, (B) in the second sentence of the third to last paragraph and in the second to last paragraph on page S-2 of the Prospectus Supplement, (C) under the heading "Company" in "Summary of Terms," (D) in the last sentence under the heading "Use of Proceeds" in the Prospectus Supplement and (E) under the heading "Underwriting" in the Prospectus Supplement (the "Company Information"), or the Prospectus or the Registration Statement whether or not deemed a part of or included in, by cross-reference or otherwise, the Prospectus Supplement. This indemnity agreement shall be in addition to any liability which Compass Auto or Sellers may otherwise have.

          (ii) Compass Auto and Sellers agree, jointly and severally, to indemnify and hold Company harmless against any and all losses, claims, damages or liabilities that Company may sustain related to the failure of Compass Auto or Sellers to perform in all material respects their duties under this Agreement. Sellers shall immediately notify Company if a claim is made by a third party with respect to this Agreement, and Sellers shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against Company in respect of such claim.

          (b) Company agrees to indemnify and hold harmless Compass Auto and Sellers, each of their directors and officers and each Person who controls Compass Auto or either Seller or any such Person, within the meaning of the Securities Act and the Exchange Act, against any and all losses, claims, damages or liabilities to which Compass Auto and Sellers or any such Person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse Compass Auto and Sellers and any such director, officer or controlling Person for any legal or other expenses incurred by such party or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue

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     statement of any material fact contained in the Prospectus, the
     Registration Statement and the Company Information in the Prospectus Supplement, and any amendment or supplement to the Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnity agreement shall be in addition to any liability which Company may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section
     4.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.3, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. If any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.3 for any legal or otherwise expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability of any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section 4.3 is unavailable or insufficient to hold harmless any Company Indemnified Party under subsection (a) above or Compass Auto and Sellers, each of their directors and officers and each Person who controls Compass Auto or either Seller or any such Person, within the meaning of the Securities Act and the Exchange Act, under subsection (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, as applicable, (i) in such proportion as is appropriate to reflect the relative benefits received by Company on the one hand and Compass Auto and Sellers on the other from the offering of the offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Company on the one hand and Compass Auto and Sellers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Company on the one hand and Compass Auto and Sellers on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Trust Property (before deducting expenses) received by Sellers or Compass Auto bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Indemnified Parties or Compass Auto and Sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
     (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), except with respect to liabilities of Company resulting directly from material misstatements or material omissions of information contained in the Registration Statement or the Prospectus, Company shall not be required to pay any amount in excess of the amount by which the total price at which the Notes underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which Company has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person quality of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 4.4. Cooperation of Compass Auto. Compass Auto covenants to Company that Compass Auto shall cooperate with Company and the firm of independent certified public accountants retained with respect to the issuance of the Notes in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

          SECTION 4.5. Merger or Consolidation. Compass Auto shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Receivables and to perform its duties under this Agreement. Any Person into which

     Compass Auto may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Compass Auto shall be a party, or any Person succeeding to the business of Compass Auto, in all events shall be the successor of Compass Auto under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Compass Auto shall send written notice of any such merger or consolidation to Indenture Trustee and the Rating Agencies.

          SECTION 4.6. Reserve Account. Compass Auto shall establish with and maintain in the name of Indenture Trustee, as agent for Issuer, and the Noteholders, the Reserve Account. On the Closing Date, Compass Auto shall deposit or cause to be deposited in the Reserve Account an amount equal to the Reserve Account Initial Deposit. Compass Auto agrees that (i) the Reserve Account shall be under the sole custody and control of Indenture Trustee and (ii) that the terms of the Sale and Servicing Agreement shall govern the establishment and maintenance of the Reserve Account and deposits and withdrawals therefrom.



                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

          SECTION 5.1. Obligations of Compass Auto. The obligations of Compass Auto under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

          SECTION 5.2. Reassignment of Purchased Receivables. With respect to all Receivables repurchased by Compass Auto pursuant to this Agreement, Company shall assign, without recourse, representation or warranty, to Compass Auto all of Company's right, title and interest in and to such Receivables, and all security and documents relating thereto.

          SECTION 5.3. Subsequent Transfer to Issuer and Indenture Trustee. Each Seller acknowledges that:

               (a) Company shall, pursuant to the Sale and Servicing Agreement, sell the Compass Auto Assets and assign its rights under the Second Tier Receivables Purchase Agreement to Issuer, and that the representations and warranties contained in this Agreement and the rights of Company under Section 3.3 are intended to benefit Issuer, Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders. Compass Auto hereby consents to such sale and assignment.

               (b) Issuer shall, pursuant to the Indenture, pledge the Receivables and its rights under the Sale and Servicing Agreement to the Indenture Trustee for the benefit of the Noteholders. The representations and warranties contained in this Agreement and the rights of Company under this Agreement, including under Section 3.3, are intended to benefit the Indenture Trustee and the Noteholders. Compass Auto hereby consents to such pledge.

          SECTION 5.4. Amendment. (a) This Agreement may be amended by Compass Auto and Company, without the consent of any of the Noteholders or the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions in this Agreement, provided that any such action under this clause (iii) shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee, Indenture Trustee and the Rating Agencies, adversely affect in any material respect the interests of the Company or any Noteholder.

          (b) This Agreement may also be amended from time to time by Compass Auto and Company, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (which consent of any Holder of a Note given pursuant to this Section 5.4(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, that the Rating Agency Condition shall have been satisfied with respect to such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, payments that shall be required to be made on any Note, the Class A-1 Interest Rate, the Class A-2 Interest Rate or the Class A-3 Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all the Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent under
     Section 5.4(a) or (b), Company shall furnish prior written notification of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent under Section 5.4(b), Indenture Trustee shall furnish a copy of such amendment or consent to each Noteholder and the Owner Trustee (who will forward a copy thereof to the Certificateholders).

          (e) It shall not be necessary for the consent of Noteholders pursuant to Section 5.4(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be entitled, upon request, to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section 5.4 and that all conditions precedent in this Section 5.4 to the execution and delivery of such amendment has been satisfied subject to such reasonable requirements as Indenture Trustee may prescribe.

          SECTION 5.5. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Company, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 5.6. Third-Party Beneficiaries. The parties further agree that: (a) pursuant to the Granting Clause of the Indenture, the Indenture Trustee on behalf of the Noteholders is an intended third-party beneficiary of this Agreement; and (b) the Underwriters and each of their directors, officers and each Person who controls the Underwriters or any such Person within the meaning of the Securities Act and the Exchange Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of Compass Auto and Sellers with respect to each Underwriter Entity under Section 4.3 of this Agreement.

          SECTION 5.7. Notices. All demands, notices and communications pursuant to this Agreement to any party shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of Compass Auto, to Compass Auto Receivables Corporation, 15 South 20th Street, Birmingham, Alabama 35233, Attention:
     Manager, Structured Finance, and with a copy to the General Counsel thereof; (b) in the case of Company, to Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, Attention:
     Secretary, (c) in the case of Compass Bank, 15 South 20th Street, Birmingham, Alabama 35233, Attention: Manager, Structured Finance, and with a copy to the General Counsel thereof; and (d) in the case of Compass Bank-Texas, 24 Greenway Plaza, Houston, Texas 77046, Attention: Manager, Structured Finance, and with a copy to the General Counsel thereof.

          SECTION 5.8. Termination of Obligations. Company may terminate its obligations hereunder by notice to Compass Auto at any time before delivery of and payment of the purchase price for the Receivables if: (a) any of the conditions set forth in Section 2.4 is not satisfied when and as provided therein; (b) there shall have been an Insolvency Event relating to Sellers or Compass Auto; (c) a Seller or Compass Auto shall have entered into a sale or other disposition agreement with respect to the sale or other disposition of all or substantially all the assets and properties of such Seller or Compass Auto; or (d) a Termination Event shall have occurred. The termination of either party's obligations hereunder shall not terminate such party's rights or obligations under Section 4.2 or 4.3 or its right to exercise any remedy available to it at law or in equity.

          SECTION 5.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not create or render unenforceable such provision in any other jurisdiction.

          SECTION 5.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 5.11. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.5 hereof, Section 2.1 of the Sale and Servicing Agreement and in the Granting Clause of the Indenture, this Agreement may not be assigned by Company or Compass Auto without the prior written consent of Owner Trustee and Indenture Trustee and unless the Rating Agency Condition shall have been satisfied.

          SECTION 5.12. Representations to Compass Auto. The respective agreements, representations, warranties and other statements by Compass Auto and Company set forth in or made pursuant to this Agreement shall remain in full force and effect and shall survive the Closing Date.

          SECTION 5.13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 5.14. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereby have caused this Second Tier Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                    COMPASS AUTO RECEIVABLES CORPORATION


                        /s/ Richard O. Hughes
                    By:_______________________________________
                    Name: Richard O. Hughes
                    Title: Vice President


                    ASSET BACKED SECURITIES CORPORATION


                        /s/ Philip N. Weingord
                    By:_______________________________________
                    Name: Philip N. Weingord
                    Title: Vice President


SOLELY FOR THE PURPOSES SET FORTH
 IN SECTIONS 4.2 AND 4.3:

COMPASS BANK,
 an Alabama state banking corporation


    /s/ Garrett R. Hegel
By:______________________________
Name: Garrett R. Hegel
Title: Chief Financial Officer

COMPASS BANK, a Texas state bank



    /s/ Garrett R. Hegel
By:______________________________
Name: Garrett R. Hegel
Title: Executive Vice President and Treasurer

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I

     DEFINITIONS...........................................................    1
     SECTION 1.1.  Definitions.............................................    1
     SECTION 1.2.  Other Interpretive Provisions...........................    1

ARTICLE II

     PURCHASE AND SALE OF RECEIVABLES......................................    2
     SECTION 2.1.  Purchase and Sale of Receivables........................    2
     SECTION 2.2.  Closing.................................................    3
     SECTION 2.3.  Purchase Price..........................................    3
     SECTION 2.4.  Conditions of Company's Obligations.....................    3
     SECTION 2.5.  True Sales..............................................    5

ARTICLE III

     REPRESENTATIONS AND WARRANTIES........................................    6
     SECTION 3.1.  Representations and Warranties of Compass Auto..........    6
     SECTION 3.2.  Representations and Warranties as to Each Receivable....    7
     SECTION 3.3.  Repurchase upon Breach..................................    8
     SECTION 3.4.  Representation and Warranty of Company..................    9

ARTICLE IV

     COVENANTS OF COMPASS AUTO.............................................    9
     SECTION 4.1.  Protection of Title to Compass Auto Assets..............    9
     SECTION 4.2.  Costs...................................................   10
     SECTION 4.3.  Indemnification.........................................   10
     SECTION 4.4.  Cooperation of Compass Auto.............................   13
     SECTION 4.5.  Merger or Consolidation.................................   13
     SECTION 4.6.  Reserve Account.........................................   14

ARTICLE V

     MISCELLANEOUS PROVISIONS..............................................   14
     SECTION 5.1.  Obligations of Compass Auto.............................   14

     SECTION 5.2.  Reassignment of Purchased Receivables...................   14
     SECTION 5.3.  Subsequent Transfer to Issuer and Indenture Trustee.....   14
     SECTION 5.4.  Amendment...............................................   15
     SECTION 5.5.  No Waiver, Cumulative Remedies..........................   16
     SECTION 5.6.  Third-Party Beneficiaries...............................   16
     SECTION 5.7.  Notices.................................................   16
     SECTION 5.8.  Termination of Obligations..............................   17
     SECTION 5.9.  Severability............................................   17
     SECTION 5.10. Headings................................................   17
     SECTION 5.11. Assignment..............................................   17
     SECTION 5.12. Representations to Compass Auto.........................   17
     SECTION 5.13. Governing Law...........................................   17
     SECTION 5.14. Counterparts............................................   18

                                      ii